Exhibit 99.1

Onconetix Announces Financing Through a $12.9 Million Private Placement of Series D Preferred Stock and Warrants, Termination of Merger Agreement with Ocuvex, Inc. and Settlement of $8.8 Million Debt with Veru, Inc.

CINCINNATI, OH, Sept. 26, 2025 (GLOBE NEWSWIRE) -- Onconetix, Inc. (Nasdaq: ONCO) (“Onconetix” or the “Company”) a commercial stage biotechnology company focused on the research, development and commercialization of innovative solutions for men’s health and oncology, announced the September 22, 2025 signing and closing of a private placement of (i) shares of the Company’s Series D Convertible Preferred Stock, $0.00001 par value (the “Series D Preferred Stock”), and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 4,362,827 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), for an aggregate purchase price of approximately $12.9 million (the “Financing Transaction”). Approximately $9.3 million was paid in cash and the balance was used to offset certain amounts owed by the Company to certain investors. The Series D Preferred Stock are initially convertible into an aggregate of 4,362,827 shares of Common Stock, subject to certain anti-dilution adjustments. The Warrants will have an initial exercise price of $3.6896 per share, subject to certain anti-dilution adjustments, and are exercisable beginning on the issuance date (the “Initial Exercisability Date”) and expiring on the third anniversary of the Initial Exercisability Date.

The Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission on September 26, 2025, with additional details of the transaction. The Company agreed to seek stockholder approval for the issuance of all of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants in accordance with the rules and regulations of the Nasdaq Stock Market.

In full satisfaction of the Company’s approximately $8.8 million debt to Veru, Inc., approximately $6.3 million of the cash proceeds from the Financing Transaction was paid to Veru, Inc., and the remaining $2.5 million of debt was converted into 3,125 shares of Series D Preferred Stock and 846,975 warrants as part of the Financing Transaction. The Company intends to use the remaining net cash proceeds from the Financing Transaction to cover costs and expenses associated with the termination of a previously contemplated business combination with Ocuvex, Inc., and for working capital and general corporate purposes.

About Onconetix, Inc.

Onconetix (Nasdaq: ONCO) is a commercial stage biotechnology company focused on the research, development and commercialization of innovative solutions for men’s health and oncology. Through our acquisition of Proteomedix, we own Proclarix®, an in vitro diagnostic test for prostate cancer originally developed by Proteomedix and approved for sale in the European Union (“EU”) under the IVDR. For more information, visit www.onconetix.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements (including, without limitation, the use of proceeds from the Financing Transaction as described herein) are based on Onconetix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, market and other conditions; risks related to Onconetix’s ability to commercialize or monetize Proclarix and integrate the assets and commercial operations acquired in the share exchange with Proteomedix; risks related to the Company’s present need for capital to commercially launch Proclarix and have adequate working capital; and risks related to Onconetix’s ability to raise additional capital to sustain the Company’s operations. As with any commercial-stage pharmaceutical product or any product candidate under clinical development, there are significant risks in the development, regulatory approval and commercialization of biotechnology products. Onconetix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Onconetix’s Annual Report on Form 10-K, filed with the SEC on June 2, 2025 and periodic reports filed with the SEC on or after the date thereof. All of Onconetix’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Contact Information:

Onconetix, Inc.

201 E. Fifth Street, Suite 1900

Cincinnati, OH 45202

Phone: (513) 620-4101

Investor Contact Information:

Onconetix Investor Relations
Email: investors@onconetix.com